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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 24, 1997 on the December 31, 1996 consolidated financial statements of Technology Modeling Associates, Inc. included in Avant! Corporation's Form 8-K/A filed with the Securities Exchange Commission on June 11, 1998, and to all references to our Firm included in this registration statement.



                   /s/ ARTHUR ANDERSEN LLP



San Jose, California
February 10, 1999